UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 24, 2025

REXFORD INDUSTRIAL REALTY, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36008	46-2024407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11620 Wilshire Boulevard, Suite 1000
Los Angeles
California	90025
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 966-1680

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, $0.01 par value	REXR	New York Stock Exchange
5.875% Series B Cumulative Redeemable Preferred Stock	REXR-PB	New York Stock Exchange
5.625% Series C Cumulative Redeemable Preferred Stock	REXR-PC	New York Stock Exchange
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 24, 2025, the Board of Directors (the “Board”) of Rexford Industrial Realty, Inc., a Maryland corporation (the “Company”), increased the size of the Board from eight to nine directors effective January 1, 2026, and appointed David Stockert to serve as an independent director of the Company, effective January 1, 2026. Mr. Stockert was also appointed to serve as a member of the Board’s Audit Committee, effective January 1, 2026. The number of directors of the Company will be reduced by two to a total of seven directors effective at the next annual meeting of the Company’s stockholders, eliminating any vacancies on the Board resulting from the completion of Michael S. Frankel and Howard Schwimmer’s service as directors. Effective as of January 1, 2026, Debra L. Morris will no longer serve on the Company’s Audit Committee.

The Board has determined that Mr. Stockert qualifies as an independent director under the New York Stock Exchange (the “NYSE”) rules and the Company’s corporate governance guidelines. Additionally, the Board has determined that Mr. Stockert qualifies as an audit committee financial expert pursuant to the definition adopted by the Securities and Exchange Commission and the listing standards of the NYSE.

Mr. Stockert, 63, has served as a general partner of Sweetwater Opportunity Funds, a series of Atlanta-based private real estate investment funds, since 2019. From 2002 until its merger with Mid-America Apartment Communities, Inc. in 2016, he served as Chief Executive Officer and President of Post Properties, Inc., a real estate investment trust, after joining in 2001 as President and Chief Operating Officer. Prior to joining Post Properties, Inc., Mr. Stockert held senior leadership positions at Duke Realty Corporation and Weeks Corporation, each an Industrial REIT. He has served as a member of the board of directors of Mid-America Apartment Communities, Inc. (NYSE: MAA) since 2016 and previously served on the board of directors of Duke Realty Corporation from 2017 until its acquisition by Prologis, Inc. in 2022. From 2019 to 2022, Mr. Stockert served as lead independent director of Duke Realty Corporation. Earlier in his career, Mr. Stockert was an investment banker focused on real estate and practiced as a Certified Public Accountant at Ernst & Young LLP. He holds an MBA from Columbia Business School and a bachelor’s degree in accounting from the University of Colorado at Boulder.

There are no arrangements or understandings between Mr. Stockert and any other person pursuant to which he was elected as a director. There are no transactions in which Mr. Stockert has an interest requiring disclosure herein under Item 404(a) of Regulation S-K. Mr. Stockert will be compensated in accordance with the Company’s non-employee director compensation program. The Company will enter into its standard indemnification agreement with Mr. Stockert.

Item 7.01 Regulation FD

On November 25, 2025, the Company issued a press release in connection with the appointment of Mr. Stockert to the Board as reported under Item 5.02 above. A copy of this press release is furnished as Exhibit 99.1 to this current report on Form 8-K and incorporated herein by reference.

Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated November 25, 2025
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rexford Industrial Realty, Inc.
Date: November 25, 2025	By:	/s/ David E. Lanzer
David E. Lanzer General Counsel & Secretary